                        AGREEMENT AND PLAN OF REORGANIZATION

          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 22nd day of January, 1999, by and between Las Vegas Reservations Systems, Inc., a Nevada Corporation ("LVRS"), Travelscape.com, Inc., a Nevada Corporation ("TS"), Professional Travel Service, Inc., a Nevada Corporation ("PTS"), Travelscape.com, Inc., a Delaware Corporation ("Travelscape"), Timothy N. Poster ("Poster"), Thomas C. Breitling ("Breitling"), Frank J. Fertitta, Jr. as Trustee of the Frank J. Fertitta and Victoria K. Fertitta Revocable Family Trust and Lorenzo J. Fertitta (together, "Fertitta"), and Jeffrey A. Marquis ("Marquis").

                                     BACKGROUND

          The issued and outstanding stock of LVRS is owned 70% by Poster and 30% by Breitling. The issued and outstanding stock of TS is owned 40% by Breitling, 34% by LVRS, 20% by Fertitta, and 6% by Marquis. The issued and outstanding stock of PTS is owned 50% by Breitling and 50% by Poster. The parties desire to enter into this Agreement in order to restructure the corporations so that Poster, Breitling, Fertitta and Marquis will collectively own 100% of the issued and outstanding stock of Travelscape, a Delaware holding company, which, in turn, will own all of the issued and outstanding stock of LVRS, TS, and PTS.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT OF REORGANIZATION. The parties shall take all action necessary to consummate the corporate reorganization (the "Reorganization") as follows:

          1.1  CREATION OF DELAWARE HOLDING COMPANY.

               1.1.1 FORMATION. LVRS, Poster, Breitling, Fertitta, and Marquis have caused Travelscape to be organized as a new corporation under the laws of the State of Delaware, with the authority to issue Twenty-Five Million (25,000,000) shares of capital stock, $.01 par value per share.

               1.1.2 CAPITALIZATION. Travelscape shall be capitalized as follows:

                      1.1.2.1 CONTRIBUTION OF TS SHARES. In exchange for Five-Million (5,000,000) shares of the voting capital stock of Travelscape, LVRS, Breitling, Fertitta, and Marquis shall assign, transfer, convey and deliver to Travelscape all of the issued and outstanding shares of stock they hold in TS, representing all of the issued and outstanding capital stock of TS. Of the Five-Million (5,000,000) shares of Travelscape transferred, Two-Million (2,000,000) shares shall be allocated to Breitling, One-Million Seven-Hundred Thousand (1,700,000) shares shall be allocated to LVRS, One-Million (1,000,000) shares shall be allocated to Fertitta, and Three-Hundred Thousand (300,000) shares shall be allocated to Marquis.

                      1.1.2.2 CONTRIBUTION OF PTS SHARES. In exchange for Two Hundred Thousand (200,000) shares of the voting capital stock of Travelscape, Poster and Breitling shall

                                      -1-
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assign, transfer, convey and deliver to Travelscape all of the issued and outstanding shares of stock they hold in PTS, representing all of the issued and outstanding capital stock of PTS. Of the Two-Hundred Thousand (200,000) shares transferred, One-Hundred Thousand (100,000) shares shall be allocated to Poster and One-Hundred Thousand (100,000) shares shall be allocated to Breitling.

               1.1.3 SECTION 351. The creation of Travelscape, and all of its steps, are intended to comply with Section 351 of the Internal Revenue Code of 1986, as amended ("Code").

          1.2  ACQUISITION OF LVRS BY TRAVELSCAPE.

               1.2.1.1 SHARE EXCHANGE. In exchange for Six-Million Five-Hundred Thousand (6,500,000) shares of the voting capital stock of Travelscape, Poster and Breitling shall assign, transfer, convey and deliver to Travelscape all of the issued and outstanding stock they hold in LVRS, representing all of the issued and outstanding stock of LVRS. Of the Six Million Five Hundred Thousand (6,500,000) shares issued, Four Million Five Hundred Fifty Thousand (4,550,000) shares shall be allocated to Poster and One Million Nine Hundred Fifty Thousand (1,950,000) shares shall be allocated to Breitling.

               1.2.2 CANCELLATION OF LVRS SHARES IN TRAVELSCAPE. All of the One-Million Seven-Hundred Thousand (1,700,000) shares LVRS owns in Travelscape shall be automatically canceled and null and void without any further action on the part of Poster, LVRS, or Travelscape.

               1.2.3 SECTION 368. The acquisition of LVRS stock by Travelscape, and all of its steps, are intended to comply with Section 368(a)(1)(B) of the Code.

          1.3 ASSUMPTION OF TS STOCK OPTIONS. At the Closing, each outstanding option to purchase shares of TS under the TS 1998 Stock Plan, whether vested or unvested, will be assumed by Travelscape. SCHEDULE 1.3 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options under the TS 1998 Stock Plan, including the number of shares of TS Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. Each such option so assumed by Travelscape under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the TS 1998 Stock Plan and the documents governing the outstanding options under that plan, immediately prior to the Closing. Without in any way limiting the foregoing, (i) each such option will be exercisable for the same number of whole shares of Travelscape Common Stock as the number of whole shares of TS Common Stock that were issuable upon exercise of such option immediately prior to the Closing, and (ii) the per share exercise price for the shares of Travelscape Common Stock issuable upon exercise of such assumed option will be equal to the exercise price per share of TS Common Stock at which such option was exercisable immediately prior to the Closing. Consistent with the terms of the TS 1998 Stock Option Plan and the documents governing the outstanding options under that Plan, the Closing will not terminate any of the outstanding options under such plan or accelerate the exercisability or vesting of such options. It is the intention of the parties that the options so assumed by Travelscape qualify following the Closing as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options as of the Closing.

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

     2.   CLOSING.

          2.1 DATE AND PLACE. The consummation of the Reorganization (the "Closing") shall take place as soon as possible after the execution of this Agreement but shall be deemed effective as of the close of business on January 22, 1999 (the "Effective Date").

          2.2 FORM OF DOCUMENTS. All documents required to be delivered or executed and delivered hereunder shall be in the form reasonably approved by counsel to the parties.

          2.3 ADDITIONAL DOCUMENTS. Each party shall deliver or execute and deliver to the other those other documents which the other party reasonably requests in order to effectuate the transactions contemplated hereby.

     3. REPRESENTATIONS AND WARRANTIES OF LVRS. LVRS represents and warrants to Travelscape, PTS, TS, Breitling, Poster, Fertitta, and Marquis as of the date of this Agreement and as of the Closing that:

          3.1 ORGANIZATION. LVRS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

          3.2 AUTHORIZATION. The board of directors of LVRS has duly advised, and the sole stockholder has duly approved, the execution, delivery and performance of this Agreement and the contemplated transactions; this Agreement has been properly executed by the duly-authorized officers of LVRS; and this Agreement is the valid and binding obligation of LVRS and is enforceable in accordance with its terms.

          3.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate the terms of or constitute a breach of default of or under the charter or bylaws of LVRS; or any agreement to which LVRS is a party; any order, judgment, or decree applicable to LVRS, or any law, administrative directive, or regulation applicable to LVRS.

          3.4 LVRS SHARES. The authorized capital stock of LVRS consists of Two-Thousand Five-Hundred (2,500) shares of common stock, no par value, of which Two-Hundred (200) shares are issued and outstanding. Of the Two Hundred (200) shares outstanding prior to the Reorganization, One Hundred Forty (140) shares are held by Poster and Sixty (60) shares are held by Breitling. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from LVRS of any shares of its capital stock. LVRS is not a party or subject to any agreement or understanding, and, to the best knowledge of LVRS, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of LVRS.

          3.5 CONSENTS AND APPROVALS. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is

                                      -3-
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required in connection with the execution, delivery or performance of this
Agreement or the consummation of the contemplated transactions.

          3.6 SUITS AND PROCEEDINGS. Except as provided in SCHEDULE 3.6 hereof, there is no suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry, or other proceeding which is pending or, to the best of the knowledge, threatened against LVRS or which would materially and adversely affect LVRS.

          3.7 COMPLIANCE WITH LAWS. LVRS has fully complied with all federal, state and local laws, rules, regulations and administrative directives and has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any law, ordinance, requirement, regulation, or order applicable to LVRS or its business.

          3.8 TAX RETURNS. LVRS has filed all tax returns, of every kind, nature, or description, required to be filed by LVRS and has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all excise taxes, sales taxes, payroll withholding taxes, FICA taxes, unemployment taxes, and personal property taxes, which are required to be paid or remitted by LVRS.

          3.9 LICENSES AND PERMITS. LVRS has all licenses and permits necessary to conduct its business as it is being conducted and has paid all fees and charges due in connection therewith.

          3.10 STOCK VALUE. The fair market value of the Travelscape stock received pursuant to SECTION 1.1 hereof is approximately equal to the fair market value of the TS stock exchanged therefore.

          3.11 NO PREARRANGED PLAN. There is no plan or intention by LVRS to issue additional shares of its stock after the Reorganization that would result in Travelscape losing control of LVRS within the meaning of Section 368(c)(1) of the Code.

          3.12 NO REDEMPTION. There is no plan or intention by LVRS to redeem any of its outstanding stock after the Reorganization.

          3.13 NO LIQUIDATION OR MERGER. There is no plan or intention to liquidate LVRS, to merge with any other corporation, or to sell or otherwise dispose of its assets of LVRS after the Reorganization, except in the ordinary course of business.

          3.14 EXPENSES. LVRS will pay its expenses incurred in the Reorganization.

          3.15 HISTORIC BUSINESS. Following the Reorganization, LVRS will continue its historic business or use a significant portion of its historic business assets in a business.

          3.16 FMV OF ASSETS. On the date of the Reorganization, the fair market value of the assets of LVRS will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

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     4.   REPRESENTATIONS AND WARRANTIES OF TS.  TS represents and warrants to LVRS, PTS, Travelscape, Breitling, Poster, Fertitta, and Marquis as of the date of this Agreement and as of the Closing that:

          4.1 ORGANIZATION. TS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

          4.2 AUTHORIZATION. The board of directors of TS has duly advised, and the stockholders have duly approved the execution, delivery and performance of this Agreement and the contemplated transactions; this Agreement has been properly executed by the duly-authorized officers of TS; and this Agreement is the valid and binding obligation of TS and is enforceable in accordance with its terms.

          4.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate the terms of or constitute a breach of default of or under the charter or bylaws of TS; any agreement to which TS is a party; any order, judgment, or decree applicable to TS; or any law, administrative directive, or regulation applicable to TS.

          4.4 TS SHARES. The authorized capital stock of TS consists of Twenty-Five Million (25,000,000) shares of common stock, $.001 par value, of which Five-Million (5,000,000) shares are issued and outstanding. Of the Five-Million (5,000,000) shares outstanding prior to the Reorganization, Two-Million (2,000,000) shares are held by Breitling, One-Million Seven-Hundred Thousand (1,700,000) shares are held by LVRS, One-Million (1,000,000) shares are held by Fertitta, and Three-Hundred Thousand (300,000) shares are held by Marquis. In addition, there are reserved for issuance under the TS 1998 Stock Plan a total of One-Million Five-Hundred Thousand (1,500,000) shares of Common Stock, of which zero (0) shares have been issued pursuant to option exercises, Six-Hundred Eighty-Five Thousand (685,000) shares are subject to outstanding options and Eight-Hundred Fifteen Thousand (815,000) shares are available for future grants. Except as set forth above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from TS of any shares of its capital stock. TS is not a party or subject to any agreement or understanding, and, to the best knowledge of TS, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of TS.

          4.5 CONSENTS AND APPROVALS. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions.

          4.6 SUITS AND PROCEEDINGS. Except as provided in SCHEDULE 4.6 hereof, there is no suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding,

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investigation, inquiry, or other proceeding which is pending or, to the best of the knowledge, threatened against TS or which would materially and adversely affect TS.

          4.7 COMPLIANCE WITH LAWS. TS has fully complied with all federal, state and local laws, rules, regulations and administrative directives and has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any law, ordinance, requirement, regulation, or order applicable to TS or its business.

          4.8 TAX RETURNS. TS has filed all tax returns, of every kind, nature, or description, required to be filed by TS and has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all excise taxes, sales taxes, payroll withholding taxes, FICA taxes, unemployment taxes, and personal property taxes, which are required to be paid or remitted by TS.

          4.9 LICENSES AND PERMITS. TS has all licenses and permits necessary to conduct its business as it is being conducted and has paid all fees and charges due in connection therewith.

          4.10 STOCK VALUE. The fair market value of the Travelscape stock received by LVRS, Breitling, Fertitta and Marquis pursuant to SECTION 1.1.2.1 hereof is approximately equal to the fair market value of the TS stock exchanged therefore.

          4.11 NO PREARRANGED PLAN. There is no plan or intention by TS to issue additional shares of its stock after the Reorganization that would result in Travelscape losing control of TS within the meaning of Section 368(c)(1) of the Code.

          4.12 NO REDEMPTION. There is no plan or intention by TS to redeem any of its outstanding stock after the Reorganization.

          4.13 NO LIQUIDATION OR MERGER. There is no prearranged plan to liquidate TS, to merge with any other corporation, or to sell or otherwise dispose of its assets after the Reorganization, except in the ordinary course of business.

          4.14 EXPENSES. TS will pay its expenses incurred in the Reorganization.

          4.15 HISTORIC BUSINESS. Following the Reorganization, TS will continue its historic business or use a significant portion of its historic business assets in a business.

          4.16 FMV OF ASSETS. On the date of the Reorganization, the fair market value of the assets of TS will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     5. REPRESENTATIONS AND WARRANTIES OF PTS. PTS represents and warrants to TS, LVRS, Travelscape, Breitling, Poster, Fertitta, and Marquis as of the date of this Agreement and as of the Closing that:

          5.1 ORGANIZATION. PTS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

          5.2 AUTHORIZATION. The board of directors of PTS has duly advised, and the stockholders have duly approved the execution, delivery and performance of this Agreement and the contemplated transactions; this Agreement has been properly executed by the duly-authorized officers of PTS; and this Agreement is the valid and binding obligation of PTS and is enforceable in accordance with its terms.

          5.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate the terms of or constitute a breach of default of or under the charter or bylaws of PTS; any agreement to which PTS is a party; any order, judgment, or decree applicable to PTS; or any law, administrative directive, or regulation applicable to PTS.

          5.4 PTS SHARES. The authorized capital stock of PTS consists of Two-Thousand Five-Hundred (2,500) shares of common stock, no par value, of which One-Thousand (1000) shares are issued and outstanding. Of the One-Thousand (1000) shares outstanding prior to the Reorganization, Five-Hundred (500) shares are held by Breitling and Five-Hundred (500) shares are held by Poster. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from PTS of any shares of its capital stock. PTS is not a party or subject to any agreement or understanding, and, to the best knowledge of PTS, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of PTS.

          5.5 CONSENTS AND APPROVALS. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions.

          5.6 SUITS AND PROCEEDINGS. There is no suit, action, litigation, administrative proceeding, arbitration proceeding, governmental proceeding, investigation, inquiry, or other proceeding which is pending or, to the best of the knowledge, threatened against PTS or which would materially and adversely affect PTS.

          5.7 COMPLIANCE WITH LAWS. PTS has fully complied with all federal, state and local laws, rules, regulations and administrative directives and has not received, and does not have reason to believe that it will receive, oral or written notice of any claim or violation under any law, ordinance, requirement, regulation, or order applicable to PTS or its business.

          5.8 TAX RETURNS. PTS has filed all tax returns, of every kind, nature, or description, required to be filed by PTS and has paid or remitted to the proper authority all taxes and assessments, including, without limitation, all excise taxes, sales taxes, payroll withholding taxes, FICA taxes, unemployment taxes, and personal property taxes, which are required to be paid or remitted by PTS.

          5.9 LICENSES AND PERMITS. PTS has all licenses and permits necessary to conduct its business as it is being conducted and has paid all fees and charges due in connection therewith.

          5.10 STOCK VALUE. The fair market value of the Travelscape stock received by Breitling and Poster pursuant to SECTION 1.1.2.2 hereof is approximately equal to the fair market value of the PTS stock exchanged therefore.

          5.11 NO PREARRANGED PLAN. There is no plan or intention by PTS to issue additional shares of its stock after the Reorganization that would result in Travelscape losing control of PTS within the meaning of Section 368(c)(1) of the Code.

          5.12 NO REDEMPTION. There is no plan or intention by PTS to redeem any of its outstanding stock after the Reorganization.

          5.13 NO LIQUIDATION OR MERGER. There is no prearranged plan to liquidate PTS, to merge with any other corporation, or to sell or otherwise dispose of its assets after the Reorganization, except in the ordinary course of business.

          5.14 EXPENSES. PTS will pay its expenses incurred in the Reorganization.

          5.15 HISTORIC BUSINESS. Following the Reorganization, PTS will continue its historic business or use a significant portion of its historic business assets in a business.

          5.16 FMV OF ASSETS. On the date of the Reorganization, the fair market value of the assets of PTS will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     6. REPRESENTATIONS AND WARRANTIES OF TRAVELSCAPE. Travelscape represents and warrants to LVRS, TS, PTS, Breitling, Poster, Fertitta, and Marquis as of the date of this Agreement and as of the Closing that:

          6.1 ORGANIZATION. Travelscape is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; and has all requisite corporate power and authority to own, operate, and lease its properties, to carry on its business as now being conducted, to enter into this Agreement, and to carry out the contemplated transactions.

          6.2 AUTHORIZATION. The board of directors of Travelscape has duly advised, and the stockholders have duly approved the execution, delivery and performance of this Agreement and the contemplated transactions; this Agreement has been properly executed by the duly-authorized officers of Travelscape; and this Agreement is the valid and binding obligation of Travelscape and is enforceable in accordance with its terms.

          6.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, violate the terms of or constitute a breach of default of or under the charter or bylaws of Travelscape; any agreement to which Travelscape is a party; any order, judgment, or decree applicable to Travelscape; or any law, administrative directive, or regulation applicable to Travelscape.

          6.4 TRAVELSCAPE SHARES. The authorized capital stock of Travelscape consists of Twenty-Five Million (25,000,000) shares of common stock, $.01 par value. Immediately prior to the Reorganization, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from Travelscape of any shares of its capital stock. Travelscape is not a party or subject to any agreement or understanding, and, to the best knowledge of Travelscape, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of Travelscape.

          6.5 CONSENTS AND APPROVALS. No consent, approval, or authorization of or designation, declaration, or filing with any governmental authority or other person or entity is required in connection with the execution, delivery or performance of this Agreement or the consummation of the contemplated transactions.

          6.6 STOCK VALUE. The fair market value of the Travelscape stock received by LVRS, Poster, Breitling, Fertitta and Marquis pursuant to SECTIONS 1.1 and 1.2 hereof is approximately equal to the fair market value of the LVRS, TS and PTS stock exchanged therefore.

          6.7 NO REDEMPTION. There is no plan or intention by Travelscape to reacquire any of its outstanding stock issued in the Reorganization.

          6.8 NO LIQUIDATION OR MERGER. There is no prearranged plan to liquidate LVRS, TS or PTS, to merge LVRS, TS or PTS with any other corporation, or to sell or otherwise dispose of the assets of LVRS, TS or PTS after the Reorganization, except in the ordinary course of business.

          6.9 EXPENSES. Travelscape will pay its expenses incurred in the Reorganization.

     7. REPRESENTATIONS AND WARRANTIES OF POSTER. Poster represents and warrants to LVRS, TS, PTS, Travelscape, Breitling, Fertitta and Marquis, as of the date hereof and as of the Closing, that:

          7.1 NO VIOLATION. Neither the execution and delivery by Poster of this Agreement, nor the performance of his obligations hereunder or the consummation of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions or any judgement, law, regulation, contract, agreement, or instrument to which either Poster is a party or by which Poster is bound.

          7.2 DISCLOSURES. No representation or warranty made by Poster herein, or in any certificate or document furnished or delivered by Poster to the other parties contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

          7.3 SALE OF STOCK. There is no prearranged plan by Poster to sell, exchange, or otherwise dispose of any of the common stock of Travelscape received in the Reorganization.

         7.4 STOCK VALUE. The fair market value of the Travelscape stock received by Poster pursuant to SECTIONS 1.1 and 1.2 hereof is approximately equal to the fair market value of the LVRS and PTS stock exchanged therefore.

         7.5 EXPENSES. Poster will pay his expenses incurred in the Reorganization.

          7.6 NO PREARRANGED PLAN. There is no plan or intention by Poster to cause LVRS, TS or PTS to (i) issue additional shares of their stock after the Reorganization that would result in Travelscape losing control of LVRS, TS or PTS within the meaning of Section 368(c)(1) of the Code; (ii) redeem any of their outstanding stock after the Reorganization; or (iii) liquidate, merge with any other corporation, or sell or otherwise dispose of their assets after the Reorganization, except in the ordinary course of business.

     8. REPRESENTATIONS AND WARRANTIES OF BREITLING. Breitling represents and warrants to LVRS, TS, PTS, Travelscape, Poster, Fertitta and Marquis, as of the date hereof and as of the Closing, that:

          8.1 NO VIOLATION. Neither the execution and delivery by Breitling of this Agreement, nor the performance of his obligations hereunder or the consummation of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions or any judgement, law, regulation, contract, agreement, or instrument to which either Breitling is a party or by which Breitling is bound.

          8.2 DISCLOSURES. No representation or warranty made by Breitling herein, or in any certificate or document furnished or delivered by Breitling to the other parties contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

          8.3 SALE OF STOCK. There is no prearranged plan by Breitling to sell, exchange, or otherwise dispose of any of the common stock of Travelscape received in the Reorganization.

          8.4 STOCK VALUE. The fair market value of the Travelscape stock received by Breitling pursuant to SECTIONS 1.1 and 1.2 hereof is approximately equal to the fair market value of the TS and PTS stock exchanged therefore.

          8.5 EXPENSES. Breitling will pay his expenses incurred in the Reorganization.

          8.6 NO PREARRANGED PLAN. There is no plan or intention by Breitling to cause LVRS, TS or PTS to (i) issue additional shares of their stock after the Reorganization that would result in Travelscape losing control of LVRS, TS or PTS within the meaning of Section 368(c)(1) of the Code; (ii) redeem any of their outstanding stock after the Reorganization; or
(iii) liquidate, merge with any other corporation, or sell or otherwise dispose of their assets after the Reorganization, except in the ordinary course of business.

     9. REPRESENTATIONS AND WARRANTIES OF FERTITTA. Fertitta represents and warrants to LVRS, TS, PTS, Breitling, Poster and Marquis, as of the date hereof and as of the Closing, that:

          9.1 NO VIOLATION. Neither the execution and delivery by Fertitta of this Agreement, nor the performance of Fertitta's obligations hereunder or the consummation of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions or any judgement, law, regulation, contract, agreement, or instrument to which either Fertitta is a party or by which Fertitta is bound.

          9.2 DISCLOSURES. No representation or warranty made by Fertitta herein, or in any certificate or document furnished or delivered by Fertitta to the other parties contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

          9.3 SALE OF STOCK. There is no prearranged plan by Fertitta to sell, exchange, or otherwise dispose of any of the common stock of Travelscape received in the Reorganization.

          9.4 STOCK VALUE. The fair market value of the Travelscape stock received by Fertitta pursuant to SECTION 1.1 hereof is approximately equal to the fair market value of the TS stock exchanged therefore.

          9.5 EXPENSES. Fertitta will pay Fertitta's expenses incurred in the Reorganization.

          9.6 NO PREARRANGED PLAN. There is no plan or intention by Fertitta to cause LVRS, TS or PTS to (i) issue additional shares of their stock after the Reorganization that would result in Travelscape losing control of LVRS, TS or PTS within the meaning of Section 368(c)(1) of the Code; (ii) redeem any of their outstanding stock after the Reorganization; or
(iii) liquidate, merge with any other corporation, or sell or otherwise dispose of their assets after the Reorganization, except in the ordinary course of business.

     10. REPRESENTATIONS AND WARRANTIES OF MARQUIS. Marquis represents and warrants to LVRS, TS, PTS, Travelscape, Breitling, Fertitta and Poster, as of the date hereof and as of the Closing, that:

          10.1 NO VIOLATION. Neither the execution and delivery by Marquis of this Agreement, nor the performance of his obligations hereunder or the consummation of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions or any judgement, law, regulation, contract, agreement, or instrument to which either Marquis is a party, or by which Marquis is bound.

          10.2 DISCLOSURES. No representation or warranty made by Marquis herein, or in any certificate or document furnished or delivered by Marquis to the other parties contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

          10.3 SALE OF STOCK. There is no prearranged plan by Marquis to sell, exchange, or otherwise dispose of any of the common stock of Travelscape received in the Reorganization.

          10.4 STOCK VALUE. The fair market value of the Travelscape stock received by Marquis pursuant to SECTION 1.1 hereof is approximately equal to the fair market value of the TS stock exchanged therefore.

          10.5 EXPENSES. Marquis will pay his expenses incurred in the Reorganization.

          10.6 NO PREARRANGED PLAN. There is no plan or intention by Marquis to cause LVRS, TS or PTS to (i) issue additional shares of their stock after the Reorganization that would result in Travelscape losing control of LVRS, TS or PTS within the meaning of Section 368(c)(1) of the Code; (ii) redeem any of their outstanding stock after the Reorganization; or (iii) liquidate, merge with any other corporation, or sell or otherwise dispose of their assets after the Reorganization, except in the ordinary course of business.

     11. CONDITIONS OF CLOSING. The obligations of each party to consummate the contemplated transactions hereunder are subject to the satisfaction of all of the following conditions as of the time of the Closing, except those which are waived in writing by such party:

          11.1 the representations and warranties set forth herein shall be true and complete as of the time of the Closing; and

          11.2 all documents referred to herein which are required to be delivered, or to be executed and delivered by other parties shall be delivered or executed and delivered, as the case may be, at the Closing.

     12. COVENANTS. After the Closing, Poster, Breitling, Fertitta and Marquis hereby covenant to cause the Board of Directors and stockholders of Travelscape to adopt and ratify the TS 1998 Stock Plan as the Stock Plan of Travelscape until such time as such plan may be amended or terminated by Travelscape.

     13. SURVIVAL. The representations, and warranties set forth herein shall not merge into any assignment or other instrument of transfer executed and delivered at the Closing. Instead, all covenants, representations and warranties set forth herein shall survive the Closing and shall continue in full force and effect until the applicable statutes of limitations thereon shall have expired.

     14.  MISCELLANEOUS.

          14.1 NOTICES. Any notice or other communication ("Notice") required or permitted under this Agreement shall be in writing and either delivered personally or sent by facsimile, overnight delivery, express mail, or certified or registered mail, postage prepaid, return receipt requested. A Notice delivered personally shall be deemed given only if acknowledged in writing by the person to whom it is given. A Notice sent by facsimile shall be deemed given when transmitted, provided that confirmation of that transmission was received. A Notice sent by overnight delivery or express mail shall be deemed given twenty-four (24) hours after having been sent. A Notice that is sent by certified mail or registered mail shall be deemed given forty-eight (48) hours after it is mailed. If any time period in this Agreement commences upon the delivery of Notice to any one or more parties, the time period shall commence only when all of the required Notices have been deemed given.

          14.2 GOVERNING LAW. The laws of the State of Delaware shall govern the validity and construction of this Agreement, without regard to the principles of conflicts of laws.

          14.3 CONSENT TO JURISDICTION. The parties hereby submit to the jurisdiction and venue of the Courts of the State of Delaware.

          14.4 SEVERABILITY. A ruling by any court that one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect shall not affect any other provision of this Agreement. Thereafter, this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had been amended to the extent necessary to be enforceable within the jurisdiction of the court making the ruling.

          14.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. In that event, in proving this Agreement it shall only be necessary to produce or account for the counterpart signed by the party against whom the proof is being presented.

          14.6 HEADINGS. The Section and Subsection headings have been included for convenience only, are not part of this Agreement and shall not be taken as an interpretation of any provision hereof.

          14.7 BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon each corporate party and its successors and assigns and the individual parties, their respective personal representatives, successors and assigns.

          14.8 AMENDMENTS AND MODIFICATIONS. This Agreement may be amended, waived, changed, modified or discharged only by an Agreement in writing signed by all of the parties.

          14.9 INTEGRATION. This Agreement represents the parties' final understanding as to all matters included herein, and supersedes all prior written or oral agreements of the parties concerning matters covered herein.

          14.10 WAIVER OF BREACHES. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of that term, Covenant or condition or of any other term, covenant or condition of this Agreement. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of that right or power at any other time.

          14.11 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT.

          14.12     BACKGROUND. The Background is a part of this Agreement.

          14.13 FURTHER ASSURANCES. The parties shall execute and deliver or cause to be executed and delivered such further instruments and documents and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement.

          14.14 NO THIRD PARTY BENEFICIARY. Nothing in this Agreement shall be deemed to be for the benefit of any third parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement, under seal, the day and year first above written.

     WITNESS/ATTEST:          LAS VEGAS RESERVATION SYSTEMS, INC.

 /s/ Donna L. Scofield        By: /s/ Michael Reichartz
 ---------------------           -----------------------------------
                                 Michael Reichartz, President

                              TRAVELSCAPE.COM, INC. (NEVADA)

 /s/ Donna L. Scofield        By: /s/ Timothy N. Poster
 ---------------------           -----------------------------------
                                 Timothy N. Poster, President

          PROFESSIONAL TRAVEL SERVICES, INC.

 /s/ Donna L. Scofield        By: /s/ Thomas C. Breitling
 ---------------------           -----------------------------------
                                 Thomas C. Breitling, President

                              TRAVELSCAPE.COM, INC. (DELAWARE)

 /s/ Donna L. Scofield        By: /s/ Timothy N. Poster
 ---------------------           -----------------------------------
                                 Timothy N. Poster, President

 /s/ Donna L. Scofield        By: /s/ Thomas C. Breitling
 ---------------------           -----------------------------------
                                 Thomas C. Breitling

 /s/ Donna L. Scofield        By: /s/ Timothy N. Poster
 ---------------------           -----------------------------------
                                 Timothy N. Poster

 /s/ Donna L. Scofield        By: /s/ Lorenzo J. Fertitta
 ---------------------           -----------------------------------
                                 Lorenzo J. Fertitta

 /s/ Donna L. Scofield        By: /s/ Jeffrey A. Marquis
 ---------------------           -----------------------------------
                                 Jeffrey A. Marquis


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